UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2013

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277

(Address of principal executive office) (zip code)

(Former address of principal executive offices) (zip code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 8.01.	Other Events

On December 2, 2013, Chanticleer Holdings, Inc. (the “Company”) entered into a Binding Letter of Intent (“LOI”) with Express Working Capital, LLC (“Express” or the “Seller”) to purchase all of the outstanding shares of Dallas Spoon, LLC (“DS”) and Dallas Spoon Beverage (“DSB,” or collectively, “Dallas Spoon”). The basic terms of said LOI include:

▪	The Company will issue one hundred and ninety five thousand (195,000) HOTR Units to the Seller, with each Unit consisting of one (1) common stock and one (1) five (5) year warrant, 97,500 of which are exercisable at $5.50 and 97,500 exercisable $7.00. The value of the share exchange will be dependent upon the Company’s stock price at date of closing.

▪	The closing is anticipated on or before December 31, 2013, unless extended by the involved parties.

▪	The conditions to closing include, among other items, providing typical representations and warranties; providing access to Seller’s books, records, and unaudited financial statements for Dallas Spoon; review of the transaction by The NASDAQ Stock Market; and approval of the transaction by both parties’ Boards of Directors.

ITEM 9.01.	Financial Statements and Exhibits.

99.1	Press release dated December 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2013

Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
99.1	Press Release dated Dec. 5, 2013	Furnished Electronically